UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2013

KBS STRATEGIC OPPORTUNITY REIT, INC.
(Exact name of registrant specified in its charter)
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Maryland	000-54382	26-3842535
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
Disposition of Greenway II Building
On November 22, 2011, KBS Strategic Opportunity REIT, Inc. (the “Company”), through an indirect wholly owned subsidiary, and JP-Richardson, LLC, an affiliate of JP Realty Partners, LTD. (“JP Realty Partners”), entered into a joint venture (the “Joint Venture”), and on November 23, 2011, the Joint Venture acquired a portfolio consisting of five office buildings containing 728,857 rentable square feet and 43 acres of undeveloped land in Richardson, Texas (the “Richardson Portfolio”). The contractual purchase price of the Richardson Portfolio was $44.5 million plus closing costs. The Company owns a 90% equity interest in the Joint Venture. On January 11, 2013, the Joint Venture sold one of the five office buildings in the Richardson Portfolio containing 151,937 rentable square feet (the “Greenway II Building”) for $7.7 million. The allocated cost of the Greenway II Building, including any capital improvements incurred since the acquisition date but excluding any reductions to net book value of the property due to historical depreciation and amortization expense, was $3.4 million. The purchaser, JP-2400 Lakeside, LP, is an affiliate of JP Realty Partners.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS STRATEGIC OPPORTUNITY REIT, INC.

Dated: January 16, 2013	BY:	/s/ David E. Snyder
David E. Snyder
Chief Financial Officer